                          OFFER TO PURCHASE FOR CASH
                       ALL OF THE OUTSTANDING SHARES OF
                                 COMMON STOCK

                                      OF

                             CARNEGIE GROUP, INC.

                                      AT

                              $5.00 PER SHARE NET

                                      BY

                           LOGICA ACQUISITION CORP.,

                         A WHOLLY OWNED SUBSIDIARY OF
                                 LOGICA INC.,

                         A WHOLLY OWNED SUBSIDIARY OF
                                  LOGICA PLC


        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
              NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 4, 1998,
                         UNLESS THE OFFER IS EXTENDED.


                                                                October 7, 1998

To Our Clients:

  Enclosed for your consideration is the Offer to Purchase dated October 7, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") relating to the Offer by Logica Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Logica Inc., a Delaware corporation (the "Parent") and a wholly owned subsidiary of Logica plc, a public limited company organized under the laws of England, to purchase all of the outstanding shares of common stock, par value $.01 (the "Shares"), of Carnegie Group, Inc., a Delaware corporation, at $5.00 per Share, net to the seller in cash without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

  Your attention is directed to the following:

  1.The tender price is $5.00 per Share, net to you in cash.

  2.The Offer is being made for all of the outstanding Shares.
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  3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would represent at least a majority of all outstanding Shares (on a fully diluted basis).

  4. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Wednesday, November 4, 1998, unless the Offer is extended.

  5. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form in the enclosed envelope. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

  THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

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

              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                   FOR CASH ALL OF THE OUTSTANDING SHARES OF
                                 COMMON STOCK
                                      OF

                             CARNEGIE GROUP, INC.

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated October 7, 1998 and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Logica Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Logica Inc., a Delaware corporation and wholly owned subsidiary of Logica plc, a public limited company organized under the laws of England, to purchase all of the outstanding shares of common stock, par value $.01 (the "Shares"), of Carnegie Group, Inc., a Delaware corporation, at $5.00 per Share, net to the seller in cash, without interest.

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:           , 1998                              SIGN HERE

                                     ------------------------------------------

                                     ------------------------------------------
 Number of Shares to be Tendered:*                  Signature(s)


          Shares                     ------------------------------------------

                                     ------------------------------------------
                                             Please print name(s) here

                                     ------------------------------------------
                                     ------------------------------------------
                                                    Address(es)

                                     ------------------------------------------
                                          (Area Code and Telephone Number)

                                     ------------------------------------------
                                       (Tax Identification or Social Security
                                                      No(s).)

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* I understand that if I sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my account will be tendered.

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